CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Pioneer Variable Contracts Trust:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 6, 1995 for Pioneer Variable Contracts Trust and to all references to our firm included in or made a part of Post-Effective Amendment No. 2 and Amendment No. 3 to registration statement File Nos. 33-84546 and 811-8786, respectively.



                                              ARTHUR ANDERSEN LLP



Boston, Massachusetts
October 16, 1995